August 8, 2024

Array Technologies, Inc. Reports Financial Results for the Second Quarter 2024 – Delivers strong results on continued gross margin strength

Second Quarter 2024 Highlights
•Revenue of $255.8 million
•Gross Margin of 33.6%
•Adjusted gross margin of 35.0%(1)
•Net income to common shareholders of $12.0 million
•Adjusted EBITDA(1) of $55.4 million
•Basic and diluted net income per share of $0.08
•Adjusted diluted net income per share(1) of $0.20

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — Array Technologies (NASDAQ: ARRY) (“Array” or the “Company”), a leading provider of tracker solutions and services for utility-scale solar energy projects, today announced financial results for its second quarter ended June 30, 2024.

“We finished the second quarter with strong performance and execution and are pleased with the continued demand we’re seeing in our high-probability pipeline. Our orderbook remains healthy at over $2 billion and we’re encouraged by our customers’ interest in our portfolio of products and services and the longer-term tailwinds supporting utility-scale solar as one of the lowest cost options to satisfy rapidly growing energy needs,” said Chief Executive Officer, Kevin Hostetler. “In the second quarter we achieved revenue of $256 million, which was slightly ahead of the expectations signaled on our last earnings call. Adjusted gross margin continued to be strong at 35.0%, which included incremental 45X benefits through June 30, 2024 that were not previously factored in our guidance. Excluding these incremental benefits, our second quarter adjusted gross margin result was within the low-thirties guidance range previously provided for the full-year. As we move through the remainder of the year, we will continue to report gross margins inclusive of both torque tube and structural fastener benefits derived from 45X, and there is still more work being done around the maximization of those credits and the eligibility of additional parts that may qualify.”

Mr. Hostetler continued, “While we’re seeing positive long-term momentum in the market, our customers continue to report struggles with short-term dynamics causing project delays, which has caused us to reduce our revenue outlook for the year. Notably, the recent AD/CVD petitions and the interpretation of the new IRA domestic content elective safe harbor table are new factors that have created some uncertainty in the U.S. market and changed timelines for some customers’ projects. Internationally, we’ve also witnessed a rapid devaluation of the Brazilian real which has caused developers to delay projects in Brazil as they work through renegotiating power purchase agreements. Within this challenging environment, we continue to focus on setting Array up for success to support growth in 2025 and beyond, and remain confident in our operational execution, continued innovation through new product launches like SkyLink, and enhanced customer and industry engagement."

Executed Contracts and Awarded Orders
Total executed contracts and awarded orders at June 30, 2024 were $2.0 billion. New bookings for the quarter were $429 million, but the total orderbook was also impacted by adjustments related to items such as commodity price updates, project scope changes, and F/X impacts.

Full Year 2024 Guidance
For the year ending December 31, 2024, the Company expects:

•Revenue to be in the range of $900 million to $1,000 million
•Adjusted EBITDA(2) to be in the range of $185 million to $210 million
•Adjusted net income per share(2) to be in the range of $0.64 to $0.74

We now expect volume to be down, due to the changes in expected customer project timing, with declining ASP when compared to 2023. For the third quarter specifically, we expect revenue between $220 to $235 million. Finally, we expect adjusted gross margin to increase to low-to-mid-thirties percent of sales for the year from our previous guidance of low-thirties percent of sales, driven by the realization of torque tube and structural fastener 45X benefits.

Conference Call Information
Array management will host a conference call today at 5:00 p.m. Eastern Time to discuss the Company’s financial results.
The conference call can be accessed live over the phone by dialing (877)-869-3847 (domestic) or (201)-689-8261 (international). A telephonic replay will be available approximately three hours after the call by dialing (877)-660-6853, or for international callers, (201)-612-7415. The passcode for the live call and the replay is 13747649. The replay will be available until 11:59 p.m. (ET) on August 22, 2024.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://ir.arraytechinc.com. The online replay will be available for 30 days on the same website immediately following the call.

To learn more about Array Technologies, please visit the Company's website at http://ir.arraytechinc.com.

About Array Technologies, Inc.
Array Technologies (NASDAQ: ARRY) is a leading American company and global provider of utility-scale solar tracker technology. Engineered to withstand the harshest conditions on the planet, Array’s high-quality solar trackers and sophisticated software maximize energy production, accelerating the adoption of cost-effective and sustainable energy. Founded and headquartered in the United States, Array relies on its diversified global supply chain and customer-centric approach to deliver, commission and support solar energy developments around the world, lighting the way to a brighter, smarter future for clean energy. For more news and information on Array, please visit arraytechinc.com.

Investor Relations Contact:
Array Technologies, Inc.
Investor Relations
505-437-0010
investors@arraytechinc.com

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our projected future results of operations, project timing, sales volume, and industry and regulatory environment. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.

Array’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or rate of growth in demand for solar energy projects; competitive pressures within our industry; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; a failure to maintain effective internal controls over financial reporting; a further increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system; electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges or restrictions on imports and exports; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including the military conflict in Ukraine and Russia, the Israel-Hamas war, attacks on shipping in the Red Sea and rising inflation and interest rates; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; our ability to convert our orders in backlog into revenue; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; significant changes in the cost of raw materials; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to obtain key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; failure to implement and maintain effective internal controls over financial reporting; risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises, such as the COVID-19 pandemic, which could have a material and adverse effect on our business, results of operations and financial condition; changes to tax laws and regulations that are applied adversely to us or our customers, which could materially adversely affect our business, financial condition, results of operations and prospects, including our ability to optimize those changes brought about by the passage of the Inflation Reduction Act; and the other risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website, www.arraytechinc.com.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information
This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted EBITDA, Adjusted net income, Adjusted net income per share, and Free cash flow. We define Adjusted gross profit as gross profit plus (i) developed technology amortization and (ii) other costs if applicable. We define Adjusted EBITDA as net income (loss) plus (i) other (income) expense, (ii) foreign currency transaction (gain) loss, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax (benefit) expense, (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) certain legal expenses, (xii) certain acquisition related costs if applicable, and (xiii) other costs. We define Adjusted net income as net income plus (i) amortization of intangibles, (ii) amortization of developed technology, (iii) amortization of debt discount and issuance costs (iv) preferred accretion, (v) equity-based compensation, (vi) change in fair value of derivative assets,

(vii) change in fair value of contingent consideration, (viii) certain legal expenses, (ix) certain acquisition related costs if applicable, (x) other costs, and (xi) income tax (benefit) expense of adjustments. We define Free cash flow as Cash provided by (used in) operating activities less purchase of property, plant and equipment. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted EBITDA and Adjusted net income do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted EBITDA and Adjusted net income differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted EBITDA and adjusted net income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted EBITDA and Adjusted net income on a supplemental basis. You should review the reconciliation of gross profit to Adjusted gross profit and net income (loss) to Adjusted EBITDA and Adjusted net income below and not rely on any single financial measure to evaluate our business.

(1) A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(2) A reconciliation of projected Adjusted gross margin, Adjusted EBITDA and Adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2024 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Array Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$282,320	$249,080
Accounts receivable, net of allowance of $4,911 and $3,824, respectively	309,719	332,152
Inventories	165,639	161,964
Prepaid expenses and other	91,259	89,085
Total current assets	848,937	832,281

Property, plant and equipment, net	26,677	27,893
Goodwill	402,501	435,591
Other intangible assets, net	307,591	354,389
Deferred income tax assets	13,369	15,870
Other assets	52,447	40,717
Total assets	$1,651,522	$1,706,741

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$112,489	$119,498
Accrued expenses and other	57,265	70,211
Accrued warranty reserve	1,639	2,790
Income tax payable	3,368	5,754
Deferred revenue	90,982	66,488
Current portion of contingent consideration	1,918	1,427
Current portion of debt	29,221	21,472
Other current liabilities	40,697	48,051
Total current liabilities	337,579	335,691

Deferred income tax liabilities	54,512	66,858
Contingent consideration, net of current portion	6,786	8,936
Other long-term liabilities	18,613	20,428
Long-term warranty	4,035	3,372
Long-term debt, net of current portion	651,522	660,948
Total liabilities	1,073,047	1,096,233

Commitments and contingencies (Note 11)

Series A Redeemable Perpetual Preferred Stock of $0.001 par value; 500,000 authorized; 446,541 and 432,759 shares issued as of June 30, 2024 and December 31, 2023, respectively; liquidation preference of $493.1 million at both dates	378,512	351,260

Stockholders’ equity

Array Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	June 30, 2024	December 31, 2023
Preferred stock of $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock of $0.001 par value - 1,000,000,000 shares authorized; 151,875,097 and 151,242,120 shares issued at respective dates	151	151
Additional paid-in capital	320,379	344,517
Accumulated deficit	(102,367)	(130,230)
Accumulated other comprehensive income	(18,200)	44,810
Total stockholders’ equity	199,963	259,248
Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,651,522	$1,706,741

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$255,766	$507,725	$409,169	$884,498
Cost of revenue
Cost of product and service revenue	166,173	357,683	260,847	633,277
Amortization of developed technology	3,640	3,640	7,279	7,279
Total cost of revenue	169,813	361,323	268,126	640,556
Gross profit	85,953	146,402	141,043	243,942

Operating expenses
General and administrative	36,971	40,250	74,755	78,392
Change in fair value of contingent consideration	503	705	(232)	2,043
Depreciation and amortization	8,877	9,206	18,504	19,808
Total operating expenses	46,351	50,161	93,027	100,243

Income from operations	39,602	96,241	48,016	143,699

Other (loss) income, net	(1,793)	125	(980)	319
Interest income	4,782	1,468	8,462	2,699
Foreign currency (loss) gain, net	(468)	260	(967)	66
Interest expense	(8,614)	(11,577)	(17,554)	(22,308)
Total other expense, net	(6,093)	(9,724)	(11,039)	(19,224)

Income before income tax expense	33,509	86,517	36,977	124,475
Income tax expense	7,810	21,352	9,114	29,675
Net income	25,699	65,165	27,863	94,800
Preferred dividends and accretion	13,749	12,784	27,251	25,268
Net income to common shareholders	$11,950	$52,381	$612	$69,532

Income per common share
Basic	$0.08	$0.34	$—	$0.47
Diluted	$0.08	$0.34	$—	$0.46
Weighted average number of common shares outstanding
Basic	151,797	150,919	151,574	150,763
Diluted	152,207	152,129	152,170	151,970

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating activities
Net income	$25,699	$65,165	$27,863	$94,800
Adjustments to net income:
Provision for bad debts	800	(374)	1,696	(141)
Deferred tax benefit	(3,488)	(4,798)	(3,501)	(1,796)
Depreciation and amortization	9,331	9,519	19,456	20,413
Amortization of developed technology	3,640	3,640	7,279	7,279
Amortization of debt discount and issuance costs	1,548	2,172	3,101	4,998
Equity-based compensation	910	4,945	4,836	8,311
Change in fair value of contingent consideration	503	705	(232)	2,043
Warranty provision	1,077	43	(61)	479
Write-down of inventories	627	1,611	1,227	3,458
Changes in operating assets and liabilities, net of business acquisition:	—
Accounts receivable	(97,369)	(87,277)	(1,379)	(81,039)
Inventories	4,335	46,156	(7,207)	22,844
Income tax receivables	(1,315)	2,851	(1,313)	3,220
Prepaid expenses and other	(1,234)	3,655	(3,453)	(3,292)
Accounts payable	20,959	387	(2,932)	30,542
Accrued expenses and other	35,397	3,197	(15,172)	7,097
Income tax payable	(3,619)	4,886	(2,684)	9,838
Lease liabilities	(663)	590	(3,135)	1,414
Deferred revenue	6,820	(36,533)	27,070	(64,112)
Net cash provided by operating activities	3,958	20,540	51,459	66,356
Investing activities
Purchase of property, plant and equipment	(2,131)	(5,541)	(4,527)	(9,424)
Retirement/disposal of property, plant and equipment	29	—	39	—
Net cash used in investing activities	(2,102)	(5,541)	(4,488)	(9,424)
Financing activities
Series A equity issuance costs	—	(758)	—	(1,508)
Tax withholding related to vesting of equity-based compensation	—	—	(580)	—
Proceeds from issuance of other debt	10,401	17,332	12,684	23,801
Principal payments on other debt	(8,890)	(21,051)	(12,671)	(38,257)
Principal payments on term loan facility	(1,080)	(11,075)	(2,150)	(22,150)

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Contingent consideration payments	—	—	(1,427)	(1,200)
Net cash (provided by) used in financing activities	431	(15,552)	(4,144)	(39,314)
Effect of exchange rate changes on cash and cash equivalent balances	(7,586)	8,763	(9,587)	4,447
Net change in cash and cash equivalents	(5,299)	8,210	33,240	22,065
Cash and cash equivalents, beginning of period	287,620	147,756	249,080	133,901
Cash and cash equivalents, end of period	$282,321	$155,966	$282,320	$155,966

Supplemental cash flow information
Cash paid for interest	$6,519	$7,900	$17,819	$15,880
Cash paid for income taxes (net of refunds)	$16,599	$15,962	$17,001	$18,484

Non-cash investing and financing activities
Dividends accrued on Series A Preferred	$6,945	$6,521	$13,782	$12,871

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	255,766	507,725	409,169	884,498
Cost of revenue	169,813	361,323	268,126	640,556
Gross profit	85,953	146,402	141,043	243,942
Amortization of developed technology	3,640	3,640	7,279	7,279
Adjusted gross profit	89,593	150,042	148,322	251,221
Adjusted gross margin	35.0%	29.6%	36.2%	28.4%

The following table reconciles Net income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$25,699	$65,165	$27,863	$94,800
Preferred dividends and accretion	13,749	12,784	27,251	25,268
Net income to common shareholders	$11,950	$52,381	$612	$69,532
Other expense, net	(2,989)	(1,593)	(7,482)	(3,018)
Foreign currency loss (gain), net	468	(260)	967	(66)
Preferred dividends and accretion	13,749	12,784	27,251	25,268
Interest expense	8,614	11,577	17,554	22,308
Income tax expense	7,810	21,352	9,114	29,675
Depreciation expense	1,155	576	2,038	1,188
Amortization of intangibles	8,141	8,942	17,395	19,224
Amortization of developed technology	3,640	3,640	7,279	7,279
Equity-based compensation	808	5,240	4,828	8,580
Change in fair value of contingent consideration	503	705	(232)	2,043
Certain legal expenses (a)	1,533	248	2,263	552
Other costs (b)	—	—	42	—
Adjusted EBITDA	$55,382	$115,592	$81,629	$182,565

(a) Represents certain legal fees and other related costs associated with (i) Actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) other litigation. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) For the six months ended June 30, 2024, other costs represent costs related to Capped-Call accounting treatment evaluation.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)

The following table reconciles Net income to Adjusted net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$25,699	$65,165	$27,863	$94,800
Preferred dividends and accretion	13,749	12,784	27,251	25,268
Net income to common shareholders	$11,950	$52,381	$612	$69,532
Amortization of intangibles	8,141	8,942	17,395	19,224
Amortization of developed technology	3,640	3,640	7,279	7,279
Amortization of debt discount and issuance costs	1,549	2,172	3,101	4,998
Preferred accretion	6,805	6,263	13,470	12,398
Equity based compensation	808	5,240	4,828	8,580
Change in fair value of contingent consideration	503	705	(232)	2,043
Certain legal expenses (a)	1,533	248	2,263	552
Other costs(b)	—	—	42	—
Income tax expense of adjustments(c)	(4,285)	(5,301)	(9,137)	(10,752)
Adjusted net income	$30,644	$74,290	$39,621	$113,854

Income per common share
Basic	$0.08	$0.34	$—	$0.47
Diluted	$0.08	$0.34	$—	$0.46
Weighted average number of common shares outstanding
Basic	151,797	150,919	151,574	150,763
Diluted	152,207	152,129	152,170	151,970
Adjusted net income per common share
Basic	$0.20	$0.49	$0.26	$0.76
Diluted	$0.20	$0.49	$0.26	$0.75
Weighted average number of common shares outstanding
Basic	151,797	150,919	151,574	150,763
Diluted	152,207	152,129	152,170	151,970

(a) Represents certain legal fees and other related costs associated with (i) Actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) other litigation. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(b) For the six months ended June 30, 2024, other costs represent costs related to Capped-Call accounting treatment evaluation.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
(c) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

The following table reconciles new cash provided by operating activities to Free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	3,958	20,540	51,459	66,356
Purchase of property, plant and equipment	(2,131)	(5,541)	(4,527)	(9,424)
Free cash flow	1,827	14,999	46,932	56,932